SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Oshkosh Corporation
(Name of Registrant as Specified In Its Charter)

Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II L.P.
Icahn Partners Master Fund III L.P.
High River Limited Partnership
Hopper Investments LLC
Barberry Corp.
Icahn Onshore LP
Icahn Offshore LP
Icahn Capital L.P.
IPH GP LLC
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.
Carl C. Icahn
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Icahn Announces Tender Offerfor ANY AND ALL Outstanding Shares
of Oshkosh Corporation at $32.50 Per Share in Cash

Contact:  Susan Gordon (212) 702-4309

New York, New York, October 11, 2012 – Carl C. Icahn today announced his intention to initiate an “any and all” tender offer for the outstanding shares of common stock of Oshkosh Corporation at $32.50 per share in cash.  The tender offer price represents a premium of approximately 21% over the stock’s closing price on October 10, 2012 (the trading day immediately prior to this announcement), which was $26.85.  Mr. Icahn also announced his intention to nominate a slate of directors for election to the Oshkosh board at the upcoming annual meeting.

The tender offer will not be subject to due diligence or financing or any minimum tender condition but will be subject to the election of Mr. Icahn’s nominees to the Oshkosh board at the upcoming annual meeting so that Mr. Icahn’s proposed nominees, if elected, can remove impediments to the offer under Wisconsin law.

The tender offer will have an initial expiration date of 45 days following commencement.  We urge you to tender your shares promptly.  If we receive at least 25% of the outstanding shares tendered prior to the initial expiration date, we believe this would indicate that we would have an excellent chance of prevailing in our proxy contest.  Therefore, at that time, if we receive that level of support for our tender offer, we will extend the offer and seek proxies to elect our slate of nominees at the upcoming annual shareholders meeting.

If, at any time, we receive tenders of 40.1% of the shares (which when added to the shares already held by Icahn will equal 50.1%), we will demand that the current board, in accordance with its fiduciary duty to stockholders, accelerate the upcoming annual meeting to allow the prompt election of our slate of directors so that the tender offer can close quickly.  In that regard we note that we are willing to engage in negotiations with Oshkosh immediately in order to obtain its support for the offer and facilitate closing on an expedited basis.

The tender offer will include withdrawal rights so that a tendering shareholder can freely withdraw any shares prior to the acceptance of such shares for payment under the tender offer.  We urge shareholders to tender shares and send a strong message to Oshkosh management of the desire of shareholders to accept our offer and close promptly.

Mr. Icahn sought board representation at last year’s annual meeting in an effort to correct what we consider to be long standing problems facing Oshkosh, problems that we believe have contributed to a value gap between the stock price and the value of the assets. After the proxy campaign last year, management of Oshkosh has made lofty promises reminiscent of a politician’s campaign promises. However, it appears to us that instead of any true progress towards unlocking shareholder value, the company has only presented a combination of slogans and aggressive long term projections showing that profitability will increase over the next several years, assuming the economy in the U.S. totally recovers. In our opinion, management has repeatedly refused to take any strategic alternatives seriously, claiming only to quietly “study” options internally.

Mr. Icahn stated “It is clear to me that management has taken a passive attitude to the future of this company, willing to sit back and watch what happens to the defense, housing and construction industries, hoping for a positive outcome and reduced competition. They have suggested that shareholders should be willing to tie a defense contractor and a construction equipment company together, and wait another four years to see if the defense business will be viable on its own, or if it will become an anchor and drag down the entire company. I strongly believe that Oshkosh needs proactive shareholders to bring a proactive management team together to weather a volatile economy, a shrinking defense industry and a budget constrained municipal environment.”

Mr. Icahn continued “Oshkosh’s underlying businesses underwent substantial revenue pressures starting as early as 2006.  It took management five years to develop an operating plan to improve performance, and now they seem to expect shareholders to wait until 2015 to see results. We believe that mismanagement of this company has resulted in a lost decade of shareholder value.  Apparently, management would like shareholders to ignore this decade long track record along with the potential fiscal cliff, revenue declines and over capacity in the defense industry, and a volatile economy in top growth markets like Brazil.  Instead they are asking shareholders to focus on 2015 projections contingent on a global economic boom.  We believe that management should be focusing on how best to drive value to shareholders immediately.”

NOTICE TO INVESTORS

CARL C. ICAHN’S AFFILIATES HAVE NOT YET COMMENCED THE TENDER OFFER REFERRED TO IN THIS PRESS RELEASE. UPON THE COMMENCEMENT OF ANY TENDER OFFER, THESE ENTITIES WILL FILE A TENDER OFFER STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND SHOULD BE READ BY SECURITY HOLDERS.  IF THE TENDER OFFER IS COMMENCED, SECURITY HOLDERS WILL BE ABLE TO OBTAIN AT NO CHARGE (I) THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV, AND (II) THE OFFER TO PURCHASE AND ALL RELATED DOCUMENTS FROM THE OFFEROR.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF OSHKOSH CORPORATION FOR USE AT ITS 2013 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF OSHKOSH CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY MR. ICAHN AND CERTAIN OF HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2011, AND AS AMENDED BY AMENDMENT NOS 1. THROUGH 8 THERETO.